EXHIBIT 10.11


             THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
          CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS STARRED
              AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.

                         OEM & DISTRIBUTORSHIP AGREEMENT

     This Agreement made and entered into this 19th day of March 1997, by and between SAMSUNG AEROSPACE INDUSTRIES, LTD., a corporation duly organized and existing under the laws of the Republic of Korea, with its principal office at 14th floor, Samsung Life Insurance Building (Samsung Finance Plaza), 142-43, Samsung-dong, Kangnam-gu, Seoul, Korea (hereinafter referred to as "SSA"), and Quad Systems Corporation, a Delaware corporation duly organized and existing under the laws of United States of America, with its principal office at 2405 Maryland Road, Willow Grove, PA 19090, USA (hereinafter referred to as "Quad").

                                   WITNESSETH

     WHEREAS, SSA is engaged in, among other things, the business of manufacturing and exporting chip mounters;

     WHEREAS, Quad wishes to purchase certain chip mounters from SSA and sell those chip mounters installed with "QuadAlign", a touchless centering device (hereinafter referred to as "QuadAlign") developed by it;

     WHEREAS, SSA is willing to sell chip mounters to Quad for distribution and resale after Quad installs the QuadAlign units onto the chip mounters at Quad's factory site; and

     WHEREAS, SSA wishes to purchase the QuadAlign units from Quad to be installed onto its chip mounters for its own distribution and sale.

     NOW, THEREFORE, in consideration of the mutual premises, obligations and covenants contained herein, the parties agree as set forth herein.

Article 1. DEFINITIONS

     When used in this Agreement, the following terms shall have the following respective meanings:

1.1 "Chip Mounter(s)" shall mean the chip mounter(s) QSA-30 to be developed and manufactured by SSA, the specifications of which are attached hereto as Exhibit A.

1.2 "QuadAlign(s)" shall mean the touchless centering device developed by Quad and sold under the name of "QuadAlign".

1.3 "Effective Date" shall mean the date on which both of the following events have occurred: (i) execution hereof by both parties hereto; and (ii) the determination of the specification of the Chip Mounters by SSA and the documented acceptance thereof by Quad.

1.4  "Contract Year" shall mean a year from the Effective Date or succeeding one
     (1) year periods each, as the case may be.

Article 2. ORDER: MINIMUM PURCHASE REQUIREMENT

2.1 Quad shall order Chip Mounters by written order, stating the quantity, a requested shipping date and any particular shipping instructions ("Purchase Order").

2.2 SSA shall confirm in writing the extent to which it will comply with an Order within ten (10) days of receiving the Purchase Order.

2.3 Quad shall order at least one hundred fifty (150 ) units of the Chip Mounters for the first Contract Year. If Quad fails to meet its annual minimum purchase requirement for the first Contract Year, Quad has the option of extending the current Contract Year and all of its conditions for another ninety (90) days to meet its obligation to purchase at least 150 units. If said failure continues after the grace period of ninety (90) days and fails to pay the sum to be payable for the deficient number to SSA under Article 3.3 hereof, then SSA shall have the right to terminate this Agreement in accordance with Article 7.2 (e) hereof.. By no later than ninety (90) days prior to the expiration of each normal of extended Contract Year, SSA and Quad shall determine, by mutual agreement, the annual minimum purchase requirement for the following Contract.


Article 3. PRICE: PAYMENT: ACCOUNTING


3.1 (a) The price of each Chip Mounter to be charged by SSA to Quad shall be **************************************. This price of each Chip Mounter is based on the quantity of one hundred fifty machines.

     (b) By no later than one (1) month prior to the expiration of each Contract Year, SSA and Quad shall determine, by mutual agreement, the price to be applicable for the Purchase Orders to be made during the following Contract Year.

3.2 Unless other payment method is agreed upon by mutual agreement of the parties hereto in writing for a particular shipment of the Chip Mounters, Quad shall wire transfer the amount of *********. per unit on the shipping date and submit a documentation proving the wire transfer. SSA reserves the right to request an irrevocable letter of credit for the form of payment at any time during the term of the Agreement.

3.3 Within one (1) month of the close of each normal or extended Contract Year, SSA shall settle the accounting for the said year. If the quantity ordered for the said year is less than the annual minimum purchase requirement, it shall demand Quad to pay the appropriate sum [i.e., ******* x (150 - the quantity ordered)], which shall be paid by Quad within ten (10) days after receiving the demand.


Article 4. SALES TERRITORIES: BRAND NAMES

4.1 During the term hereof, Quad shall have an exclusive right to distribute and sell the Chip Mounters installed with QuadAligns under its own brand(s) in North America (Canada, U.S. and Mexico) and Europe (European countries and Israel)

4.2 During the term hereof, Quad shall have an exclusive right to distribute and sell the Chip Mounters installed with QuadAligns, under its own brand(s), in South America, provided that it shall have sold at least twenty (20) units of the Chip Mounters in the said area during the eighteen
     (18) months from the Effective Date. If Quad fails to sell twenty (20) units of the Chip Mounters in the said area during the said eighteen (18) months, Quad's sales right shall be converted into a non-exclusive right. Quad must, at the end of the said eighteen (18) months period, submit a written documentation that it has sold more than twenty (20) units of the Chip Mounters in South America to maintain exclusivity within the territory.

4.3 During the term hereof, Quad shall have a non-exclusive right to distribute and sell the Chip Mounters installed with QuadAligns, under its own brand(s), in Asia except in Korea where SSA has an exclusive right to distribute and sell the Chip Mounters installed with QuadAligns.

4.4 All rights to distribute and sell the Chip Mounters that are not granted to Quad under Articles 4.1, 4.2, and 4.3 hereof shall be reserved in SSA, including the right to sell the Chip Mounters with QuadAligns anywhere in the world except the countries where Quad has an exclusive right to distribute and sell under Article 4.1 or 4.2 above, under SSA's own brand(s).

Article 5. SHIPPING TERMS, SHIPMENT DATE, RISK OF LOSS

5.1 The price of the Chip Mounters shall be based on a F.O.B. port of export (as defined in INCOTERMS 1990). In all cases, title, risk of loss and responsibility for transportation and insurance shall pass from SSA to Quad at the time and place where the Chip Mounters pass the ship's rail.

5.2 At Quad's request and for Quad's account, SSA will arrange for transportation and insurance for Chip Mounters to Quad or to Quad's customers. SSA will determine the method of transportation and the carrier unless Quad specifies a method of transportation and a carrier no less than fifteen (15) days prior to the requested shipping date. SSA shall promptly deliver to Quad documentation, if any, necessary for Quad to obtain possession of such Chip Mounters. The normal preferred shipping method would be by vessel.

Article 6. FORECAST

     Exhibit B contains Quad's forecast of Chip Mounters which Quad expects to order during the first Contract Year. Quad shall, from time to time, submit to SSA good faith projections of Chip Mounters expected to be ordered for delivery in the several months after the then current month (a "Forecast"). A Forecast shall represent a good faith estimate by Quad and shall not constitute an Order. Neither the Forecasts nor the requirement to provide them shall imply any obligation on either party to renew this Agreement.

Article 7. TERM: TERMINATION

7.1 Subject to Article 7.2 below, this Agreement shall remain in effect for two years from the Effective Date and shall thereafter be renewed automatically for successive terms of one (1) year each unless notice of termination is given by either party at least sixty (60) days prior to the expiration of the then current term.

7.2  This Agreement may be terminated upon giving written notice of termination:

     (a) by either party if the other party commits a breach of this Agreement, except the breach under Article 4 hereof, and fails to correct the breach within thirty (30) days of receiving the notice of breach from the non-defaulting party;

     (b) by the party whose performance is not affected by the Event of Force Majeure (defined in Article 13 hereof) if the Event of Force Majeure continues for more than sixty (60) days;

     (c) by either party if a filing of a petition in bankruptcy or for reorganization of similar relief by or against the other party is made;

     (d) by either SSA or Quad if SSA or Quad breaches the territorial restriction imposed on it in Articles 4.1 and 4.2 hereof; or

     (e) by SSA if Quad fails to meet its annual minimum purchase requirement for any Contract Year and fails to pay the sum to be payable for the deficient number to SSA under Article 3.3 hereof.

7.3 The termination of this Agreement hereunder shall be without prejudice to the rights of either party to monies due or to become due under this Agreement.

Article 8. CONFIDENTIAL INFORMATION

8.1 Both SSA and Quad recognize that during the term of this Agreement, SSA or Quad may disclose certain information, equipment or materials which SSA and Quad considers confidential in regards to Chip Mounters ("Confidential Information"). SSA desires to protect and preserve the confidential and proprietary quality of the Confidential Information disclosed by it to Quad. Quad desires to protect and preserve the confidential and proprietary quality of the technology disclosed to SSA, including but not limited to, that of QuadAlign. All Confidential Information, whether that of SSA or of Quad, must be marked "Confidential".

"Confidential Information" shall include:

     (a) all equipment, hardware, software, technology, documentation and information which SSA or Quad consider confidential;

     (b) all information disclosed by SSA or Quad orally which SSA or Quad consider confidential; and

     (c)  Chip Mounters and every part thereof.

     (d)  QuadAligns and every part directly associated with it.

But "Confidential Information" shall not include:

     (a)  information in the public domain;

     (b) information published or disseminated by SSA or Quad without restriction to persons other than Quad and SSA;

     (c)  information which is independently developed by SSA or Quad; and

8.2 Both Quad and SSA agree not to disclose Confidential Information to any person other than SSA and Quad. Both SSA and Quad shall not copy any part of the Confidential

     Information. SSA and Quad shall use all reasonable efforts to maintain the confidentiality of the Confidential Information and to prevent the disclosure of Confidential Information by its agents and employees, and in every event, SSA and Quad shall use at least the degree of care it uses in maintaining the confidentiality of its own trade secrets and confidential information.

8.3 Both SSA and Quad acknowledge that unauthorized disclosure, use or copying of Confidential Information, may cause SSA or Quad irreparable harm and significant injury which may be difficult to ascertain. SSA and Quad therefore agree that SSA or Quad may seek and obtain immediate injunctive relief for breach of this Article 8.

8.4 Both SSA and Quad shall retain in confidence and require its customers to retain in confidence all Confidential Information of SSA and Quad.

8.5 SSA and Quad's obligations under this Agreement shall survive any termination or expiration of this Agreement.

Article 9. MANUALS

SSA shall, upon the request of Quad, provide to Quad copies of SSA's user's, operators and service manuals for Chip Mounters ("SSA Manuals") free of charge from time to time, by mutual agreement between SSA and Quad. A complete of set of SSA Manual will be provided for every shipment of the Chip Mounter. Quad acknowledges SSA's ownership of copyrights in SSA Manuals. SSA grants Quad a non-exclusive right to create derivative works from SSA Manuals (such derivative works to be referred to herein as "Quad Manuals").

Article 10. WARRANTY: DISCLAIMER OF WARRANTY

10.1 Subject to the terms and conditions below in this Article 10., SSA will, for fifteen (15) months from the relevant shipment date, supply the necessary spares to repair any Chip Mounter determined by SSA to have been defective at the shipment date, without charge, provided that Quad notifies SSA of the defect within (15) days of learning of the defect and in no event later than (15) months from the shipment date. SSA will ship the same day via overnight service, all machine down parts, regardless of the end user location.

10.2 This warranty applies only to Chip Mounters that, after the shipment date, have not been damaged, altered, repaired or treated in any manner whatsoever, whether negligently or not, by other than authorized representatives of SSA. SSA disclaims liability for negligent acts or omissions by Quad, Quad's customers or other persons that affect the performance of the Chip Mounters. Authorized representatives of SSA are defined as distributors and agents of SSA permitted to be involved in the sales activity of SSA's products within the agreed territory.

10.3 This warranty applies to Chip Mounters which SSA delivers to Quad to replace defective Chip Mounters and products that have been repaired, but only for the original repair or replacement period indicated in Article
       10.1 above for the particular product. Transfer of title to any Chip Mounter by Quad to any third person or to Quad's customers shall not extend the repair or replacement period for the particular Chip Mounter. SSA agrees to dispatch an engineer at the request of Quad within two (2) business days of such requests, to perform repairs on defective Chip Mounters. Quad agrees to be responsible for travel expenses, unless the repair is required due to a design flaw, in which case SSA would be responsible for all expenses.

10.4 SSA HEREBY EXCLUDES ALL WARRANTIES NOT HEREIN STATED, WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW, COURSE OF DEALING, TRADE USAGE, REPRESENTATION, STATEMENT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.5 FURTHERMORE, SSA SHALL NOT BE LIABLE TO ANYONE FOR ANY INCIDENTAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THE USE OF ANY PRODUCT. THE LIABILITY OF SSA IS LIMITED TO REPLACING OR REPAIRING, AT SSA'S SOLE OPTION, ANY DEFECTIVE PRODUCT ACCORDING TO THE TERMS SET FORTH ABOVE.

Article 11. PURCHASE OF QUADALIGNS

11.1 Quad shall supply the QuadAligns to be installed on the Chip Mounters to be sold by SSA to its customers other than Quad. In consideration of the strategic alliance between SSA and Quad, it is Quad's intent not to supply QuadAligns to any third company involved in the development, production, or distribution of production equipment similar to Chip Mounters based on SSA meeting the context of this Agreement.

11.2   The price of QuadAlign shall
       ********************************************* *********** per unit on
       F.O.B. basis (as defined in INCOTERMS 1990), which price is fixed in consideration of SSA's commitment to purchase three hundred (300) QuadAlign units per year. In case where the number of QuadAlign units exceed the number of three hundred (300), SSA and Quad will mutually agree on a new pricing that will reflect the increased number.

11.3 The warranty provisions in Article 10 hereof shall apply to the QuadAligns purchased by SSA from Quad hereunder mutandis mutatis.

Article 12. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTIES;
            INDEMNITY

12.1 Quad accepts exclusive liability and agrees to indemnify SSA with respect to, and hold SSA, its officers, employees and agents harmless from and against, any and all loss, damage, liability direct and indirect, costs and expenses, including, without limitation, attorney's fees, whether or not a law suit is commenced, which are caused by or arise out of any proceedings or claims against SSA based on SSA's use of QuadAligns or the specifications provided by Quad in regards to the Chip Mounters (if any) for infringement or alleged infringement of any patent, copyright, trade secret or any other intellectual property of any third party.

12.2 SSA agrees defend any suit brought against Quad if the suit is based solely on a claim that Chip Mounters, exclusive or any addition, modification or alteration and used for its intended purposes, infringe upon a patent, copyright or trade secret, subject to the condition that Quad promptly notifies SSA in writing of any such claim, gives SSA full authority for the conduct of such defense and aids SSA's counsel by giving whatever time, information, expertise and assistance as reasonably requested for such defense. Upon fulfillment by Quad of such conditions, SSA shall pay such damages and costs, if any, finally awarded against Quad based on the Chip Mounters, exclusive of any addition, modification or alteration and used for its intended purposes.

12.3 The obligations of Quad or SSA, as case may be, under this Article 12 shall survive the termination or expiration of this Agreement.

Article 13. FORCE MAJEURE

Neither party shall be held responsible for any delay or failure of performance under this Agreement due to any governmental action, ordinance, or regulation, strike or other labor trouble, fire damage or destruction in whole or in part of merchandise or manufacturing plant, acts of God, or any other cause, contingency, or circumstance which is beyond the reasonable control of the party (the "Events of Force Majeure").

Article 14. INDEPENDENT CONTRACTORS

The relationship of Quad and SSA established by this Agreement is of independent contractors and not agents, and nothing in this Agreement shall be construed:

(a) to give either party the power to direct to control the daily activities of the other party;

(b) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking; or

(c) to allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

Article 15. AMENDMENT

This Agreement may be amended, altered or modified only by a written instrument signed by the parties hereto.

Article 16. ARBITRATION

Problems arising from alleged violations of any condition of this Agreement, if deemed to be violated by either party, and without prompt resolution and agreement by the other party, shall be resolved by binding arbitration by an independent arbitrator initially acceptable to both parties. The costs associated with such arbitration shall be equally borne by both parties.

Article 17. ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and neither party shall assign this Agreement without the prior written consent of the other party.

Article 18. SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid, in whole or in part, under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Article 19. NOTICES

19.1 Any notice, request, and other correspondence under and in connection with this Agreement shall be in the English language, and be sent by registered air mail or by telegraph, telex, or telefax (with confirmation copy to follow by air mail) to the following addresses;

           To SSA:           Samsung Aerospace Industries, Ltd.
                             14th floor, Samsung Life Insurance Building
                             (Samsung Finance Plaza)
                             142-43, Samsung-dong, Kangnam-gu
                             Seoul, Korea  135-090
                             Telephone:   +82-2-528-8313
                                          --------------
                             Fax      :   +82-2-3459-6132
                                          ---------------

           To Quad:          Quad Systems Corporation
                             2405 Maryland Road
                             Willow Grove, PA 19090   USA
                             Telephone:    +1-215-657-6202
                             Fax      :    +1-215-657-5013

19.2 The notice, request, and other correspondence shall be deemed duly received on the fifteenth (15th) day after posting if sent by mail or forty eight (48) hours after transmission if sent by telegraph, telex, or telefax.

19.3 Any party hereto may at any time change its address by notifying the other parties of such change in accordance with the procedures provided in Article 19.1 hereof.

Article 20. SUBJECT HEADING

The subject heading in this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions.


Article 21. WAIVER

No failure by either party to take action or assert any right hereunder shall affect the right subsequently to require performance of the obligation waived or be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

Article 22. ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date written above.

  Signature                             Signature
                                        Subject to the approval of Quads
                                        B of D which has yet to be
                                        obtained

      /s/ BOK-HYUN AHN                   /s/ DAVID W. SMITH
  -----------------------------         ---------------------------------

  Mr. Bok-Hyun Ahn                      Mr. David W. Smith
  President & CEO                       President & CEO
  Samsung Aerospace Ind., Ltd.          Quad Systems Corporation

                                   EXHIBIT A.

                             Products Specification

                                    EXHIBIT B.

                                    Forecast

  The forecast will be provide by Quad on March 22, 1997

--------------------------------------------------------------------------------
                          QSA-30 General Specification
--------------------------------------------------------------------------------

MAXIMUM PLACEMENT RATE                            13,000 cph
COMPONENT RANGE                                   1005(0402) - 26mm
QUADALIGN (IN-PROCESS) ALIGNMENT
    Component Range                               1005(0402) - 26mm
    Max. Component Thickness                      10.0mm
    Minimum Lead Pitch                            0.65mm
    Lead Alignment                                0.65mm
FEEDER CAPACITY*
    8mm Feeders                                   76
NUMBER OF PLACEMENT SPINDLES                       3
NUMBER OF HEADS                                    3
PLACEMENT ACCURACY
    Chip                                          +/-0.1mm
   QFP                                            +/-0.08mm
PLACEMENT REPEATABILITY                           0.1mm
PLACEMENT FORCE                                   270 grams
30" FEEDER CAPACITY                               76 (8mm tape feeders)
MACHINE DIMENSIONS
    Length                                        (1650mm)
    Width                                         (1540mm)
    Height                                        (1408mm)
    Height (w/monitor)                            (1760mm)
    Height (w/ tower lamp)                        (1945mm)
FLOOR SPACE REQUIREMENTS
    Length (w/computer console)                   (1650mm)
    Width (w/7" reels and
               computer console)                  (1540mm)
POWER REQUIREMENTS
    Input Line Voltage                            100~240 VAC
    Input Line Frequency                          56/60 Hz
    Power                                         2.6 kVA (Max)
COMPRESSED AIR REQUIREMENTS
    Pressure                                      5~10 kg/cm
    Flow                                          100~150 NL/min
OPERATIONAL TEMPERATURE RANGE                     50(Degree)~95(Degree) F
                                                  (10(Degree)~35(Degree) C)
RELATIVE HUMIDITY                                 Less than RH 90%
SHIPPING DIMENSIONS                               1948(L)mm x 1783(W)mm x
                                                  1717(H)mm
                                                  76.7"(L) x 70.2"(W) x 67.6"(H)
SHIPPING WEIGHT                                   2490 lbs. (1130 kg)
ACCESSORIES BOX
    Dimensions                                    17.7" x 17.7" x 15.7"
                                                  (450mm x 450mm x 400 mm)
    Weight                                        44 lbs. (20 kg)

* Consult applications department for other configurations.

--------------------------------------------------------------------------------
                               Positioning System
--------------------------------------------------------------------------------

X-Y DRIVE SYSTEM                   Brushless DC Servo Motor
    X-Y Encoder Type               Rotary Encoder
    X-Y Axis Resolution            0.0002" (0.005mm)
    X-Y Axis Repeatability         +0.0007" (+0.02mm)
                                   -         -
    X-Y Axis Accuracy              0.002" (0.05mm)
    X-Y Axis Max. Velocity         53 in/sec (1.35m/sec)
    X Axis Acceleration            71.768 ft/s/s (21.875 m/s/s)
    Y Axis Acceleration            63.051 ft/s/s (19.218 m/s/s)
Z DRIVE SYSTEM                     Brushless DC Servo Motor
    Z Encoder Type                 Rotary Encoder
    Z Axis Resolution              0.0003" (0.01mm)
    Z Axis Maximum Velocity        118 in/sec (3000mm/sec)
THETA DRIVE SYSTEM                 Micro Step Motor
    Theta Encoder Type             None
    Theta Axis Resolution          0.01(Degree)
    Theta Axis Accuracy            +/-0.02(Degree)
    Theta Axis Repeatability       +/-0.01(Degree)
NUMBER OF NOZZLES
    Standard Nozzles               6
    Special Nozzles                2 (option)
NOZZLE CHANGERS                    1 (standard)

--------------------------------------------------------------------------------
                                 Board Handling
--------------------------------------------------------------------------------

BOARD SIZE (typical**)
    Maximum (length x width)       18" x 16" (450mm x 400mm)
    Minimum (length x width)       2" x 2" (50mm x 50mm)


--------------------------------------------------------------------------------
                                 Board Handling
--------------------------------------------------------------------------------

BOARD SIZE (CONT'D)
    Maximum Thickness
    (including warpage)              0.165" (4.2mm)
    Minimum Thickness                0.020" (0.5mm)
CONVEYOR
    Height                           37.4" +/- 0.59" SMEMA
Board Flow Direction                 Left to Right (standard)
                                     Right to Left (Factory Option)
REGISTRATION TYPE                    Hole, Edge, Back Pusher
EDGE CLEARANCE                       0.079" (2mm)
UNDERSIDE BOARD CLEARANCE            0.709" (18mm)
TOPSIDE BOARD CLEARANCE              0.571" (14.5mm)
UNDERSIDE BOARD SUPPORT              Magnetic back up pins
TRANSPORT SPEED                      0-21m/min
BOARD WIDTH ADJUSTMENT               Manual (standard)

**   Consult applications department for specific machine configurations

--------------------------------------------------------------------------------
                                 Control System
--------------------------------------------------------------------------------

PROGRAMMING CAPABILITIES
    Machine Operating System         MS Windows(TM) 95
    User Interface                   MS Windows(TM) 95
    Camera Teach Capability          Standard
ARRAY PROGRAMMING CAPABILITIES
    Multi-Image Panels               Standard
    Rotated Board Images             Standard
 OFF-LINE PROGRAMMING INTERFACE
    ASCII Data Input                 Optional
    CADStar v.6.0, v.7.0             Optional
    Mentor v.8.2.5, v.8.4            Optional
    Digitizer
        Summa Sketch III Series      Optional
        Wacom UD II Series           Optional
Placement Optimizer                  Standard
INTEGRATED PC CONTROLLER             Intel Pentium(TM) processor
                                     with SVGA monitor
SELF-DIAGNOSTIC SOFTWARE
    PCB Production Rate              Standard
    Total Operating Time             Standard
    Total Down Time                  Standard
    Pick Up Error Messages           Standard
    Error/Operating Rate             Standard
    Error Messages per Feeder        Standard
DATA MANAGEMENT
    Floppy Disk Drive(3.5", 2HD)     Standard
    Hard Disk (540MB)                Standard
FEEDER CRASH SENSOR                  Optional
AUTO-ALTERNATE FEEDER USAGE          Standard
    (In case of component shortage)
TEACHING FEATURES
    Optical Beam Sensor              Standard
    Head                             Standard
    Camera                           Standard
FIDUCIAL REJECT MARK CHECK
    Vision                           Standard

--------------------------------------------------------------------------------
                               Optional Equipment
--------------------------------------------------------------------------------

FEEDER BASE
DOCKING FEEDER CART
MATRIX TRAY HOLDER
AUTO MATRIX TRAY HANDLER
8/12/16/24/32/44MM FEEDERS
VIBRATORY STICK FEEDER


                          SAMSUNG AEROSPACE IND., LTD.
                        14th Floor, Samsung Finance Plaza
                         142-43 Samsungdong, Kangnammgu
                              Seoul, Korea 135-090
                                 +82-2-528-8313
                              (Fax) +82-2-3459-6132


(C) 2/97 Windows is a registered trademark of Microsoft Corporation. Microsoft is a registered trademark of Microsoft Corporation. Intel is a trademark of Intel Corporation. Note: All specifications provided in this brochure are subject to change without prior notice.

                                                                    10 June 1997

Mr. Young-Hong Bae
Managing Director
Samsung Aerospace Ind., Ltd.

Dear Mr. Bae

For the Quad-SSA Agreement of 19 March '97 on the QSA-30, you will recall that I needed to get the approval of the Quad Board of Directors.

I am happy to report that the Board has looked favorably upon the Agreement and has concurred with all but one of its conditions. The Board has stated that it will grant its full approval with the following UNDERLINED ADDITIONS and [bracketed removals] to Article 2.3 and the related Articles 3.3 and 7.2 (e).

2.3 Quad shall order at least one hundred fifty (150) units of the Chip Mounters for the first Contract Year. If Quad fails to meet its annual minimum purchase requirement for the first Contract Year, Quad has the option of extending the current Contract Year and all of its conditions for another ninety (90) days to meet its obligation to purchase at least 150 units. If said failure continues after the grace period of ninety (90) days, [and fails to pay the sum to be payable for the deficient number to SSA under Article 3.3 hereof,] then SSA shall have the right to CONVERT THE EXCLUSIVE LICENSE TO DISTRIBUTE PRODUCTS IN
         ARTICLE 4. HEREOF INTO A COMPARABLE NON-EXCLUSIVE LICENSE. THIS RIGHT SHALL BE SSA'S SOLE AND EXCLUSIVE REMEDY FOR QUAD'S FAILURE TO MEET THE MINIMUM PURCHASE REQUIREMENT SET FORTH IN THIS ARTICLE 2.3. EXCEPT THAT SSA HAS THE OPTION TO terminate this Agreement in accordance with
         Article 7.2 (e) hereof. By no later than ninety (90) days prior to the expiration of each normal or extended Contract Year, SSA and Quad shall determine, by mutual agreement, the annual minimum purchase requirement for the following Contract Year.

7.2 (e) by SSA if Quad fails to meet its annual minimum purchase requirement for any Contract Year. [and fails to pay the sum to be payable for the deficient number to SSA under Article 3.3 hereof.]

3.3      Entire Article Deleted

In view of the contents of the Letter of Understanding that you and I signed in relation to the Agreement, I feel that the above accurately specifies our intent.

If you agree with me and accept the written changes, please countersign this letter. It will be in conformance with Section 15. of the Agreement, which allows for changes and/or clarifications.



/s/ DAVID W. SMITH                              /s/ YOUNG-HONG BAE
-------------------------------                 ----------------------------

David W. Smith                                  Young-Hong Bae
President & CEO                                 Managing Director
Quad Systems Corp                               Samsung Aerospace Ind., Ltd.